Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form S-1 of our reports dated March 23, 2007 relating to the consolidated balance sheet of vFinance, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Sherb & Co., LLP Certified Public Accountants

Boca Raton, Florida
May 8, 2007